SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                      Total Entertainment Restaurant Corp.
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                       52-2016614
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


300 Crescent Court Building 300, Suite 850, Dallas, Texas        75201
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(Address of Principal Executive Offices)                      (Zip Code)


If this Form relates to the  registration  of a class of     If this Form relates to the  registration  of a class
of debt  securities  and is effective  upon filing pursuant  to debt  securities  and is to become  effective
General  Instruction A(c)(1),  please check the              simultaneously with the effectiveness of a concurrent
following box. / /                                           registration statement under the Securities Act of
                                                             1933 pursuant to General Instruction A(c)(2), please
                                                             check the following box.  / /
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Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share.
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                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Incorporated herein by reference are the descriptions of the Registrant's Common Stock and related matters set forth under the headings
"Description of Capital Stock" and "Dividend Policy," respectively, in the Registrant's Registration Statement on Form S-1 (File No. 333-23343), filed with the Securities and Exchange Commission (the "Registration Statement").

ITEM 2.  EXHIBITS.


EXHIBIT

   3.1     Certificate of Incorporation of the Registrant.1

   3.1.1   Amendment to the Certificate of Incorporation of the Registrant.1

   3.2     Bylaws of the Registrant.1

   4.1     Specimen Common Stock Certificate.1

  99.1     Registration  Statement  of the  Registrant  on Form  S-1  (File  No.
           333-23343) and exhibits thereto, filed with the Securities and Exchange Commission.2


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 1         Incorporated by reference to the exhibit of the same number contained in the Registration Statement and exhibits thereto.

 2         Previously filed with the Securities and Exchange Commission.

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                                    SIGNATURE


                  Pursuant to the  requirements  of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 25, 1997                 Total Entertainment Restaurant Corp.



                                     By: /s/ GARY M. JUDD
                                         ---------------------------
                                         Gary M. Judd, Chief Executive Officer,
                                         President and Chief Operating Officer


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